Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 23, 2021, with respect to the consolidated financial statements of Valero Energy Corporation and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated by reference in this registration statement on Form S-3, and to the reference to our firm under the heading “Experts” in this registration statement on Form S-3.

/s/ KPMG LLP

San Antonio, Texas

November 18, 2021